UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2016

TIME INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36218	13-3486363
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

225 Liberty Street

New York, NY 10281

(Address of Principal Executive Offices) (Zip Code)

(212) 522-1212

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2016, Time Inc., a Delaware corporation (the “Company”), and Norman Pearlstine, the Company’s former Chief Content Officer, executed an amendment (the “Amendment”) to that certain employment agreement between Mr. Pearlstine and the Company dated as of November 5, 2013 as amended on March 31, 2014 (the “Current Agreement” and, as amended by the Amendment, the “Agreement”), effective as of July 18, 2016. The Amendment extends the term of employment under the Agreement from October 31, 2016 to July 17, 2017, with the Extended Term (as defined in the Agreement) to run from July 18, 2016 to July 17, 2017. By virtue of the Amendment, during the Extended Term, Mr. Pearlstine ceases to be the Chief Content Officer and will serve in the non-executive role of Vice Chairman of the Company. The Amendment provides that during the Extended Term, Mr. Pearlstine will receive an annual salary of $250,000 and that Mr. Pearlstine will no longer be eligible to participate in the Company’s annual incentive plan or receive equity compensation awards under the Company’s 2016 Omnibus Incentive Compensation Plan; provided, however, that Mr. Pearlstine will be eligible to receive a pro-rated bonus under the Company’s 2016 annual incentive plan based on the period prior to July 18, 2016 determined using a target bonus of $927,000, a strategic rating of 100%, and the Company’s achievement on its financial goals. The Amendment provides that if Mr. Pearlstine’s employment during the Extended Term is terminated for any reason other than “cause” (as defined in the Agreement) or following his resignation for material breach, the Company will continue to pay him his base salary for the remainder of the Extended Term. Additionally, the Amendment obligates the Company, following Mr. Pearlstine’s employment termination for any reason other than “cause”, to make post-termination payments to Mr. Pearlstine equal to those he would have received had he resigned on July 18, 2016 on account of the Company’s material breach of the Agreement (or alternatively had his employment been terminated by the Company on such date for a reason other than “cause”). Except as described in this Item 5.02, all other terms of the Current Agreement remain unchanged. The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment to Employment Agreement dated as of November 5, 2013 and as amended on March 31, 2014, by and between Time Inc. and Norman Pearlstine, effective as of July 18 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME INC. (Registrant)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Executive Vice President, General Counsel and Corporate Secretary

Date: July 25, 2016

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment to Employment Agreement dated as of November 5, 2013 and as amended on March 31, 2014, by and between Time Inc. and Norman Pearlstine, effective as of July 18, 2016